UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2012

MAP PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33719	20-0507047
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Bayshore Parkway, Suite 200, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 386-3100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

In a press release issued on March 26, 2012 and attached hereto as Exhibit 99.1, MAP Pharmaceuticals, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) has issued a Complete Response Letter to its New Drug Application (NDA) for LEVADEX (dihydroergotamine) inhalation aerosol. The Company will host a conference call on Tuesday, March 27, 2012 at 8:00 a.m. Eastern Time (5:00 a.m. Pacific Time) and interested investors may participate in the conference call by dialing (877) 291-1367 (domestic) or (253) 237-1128 (international). Access to the live webcast will be available via the Investor Relations section of the Company’s Website at www.mappharma.com . A replay will also be available within 24 hours for at least seven days following the conference call.

The information in this Item only, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

Item 8.01	Other Events

In a press release issued on March 26, 2012, MAP Pharmaceuticals, Inc. (the “Company”) announced that the U.S. Food and Drug Administration (the “FDA”) has issued a Complete Response Letter to its New Drug Application (NDA) for LEVADEX (dihydroergotamine) inhalation aerosol.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of MAP Pharmaceuticals, Inc., dated March 26, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2012

MAP PHARMACEUTICALS, INC.

By:	/s/ Charlene A. Friedman
Name:	Charlene A. Friedman
Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS FILED WITH

THE CURRENT REPORT ON FORM 8-K DATED MARCH 26, 2012

Exhibit	Description

99.1	Press Release of MAP Pharmaceuticals, Inc., dated March 26, 2012